Exhibit 99.1

California Pizza Kitchen Announces Financial Results for the First Quarter of 2011

LOS ANGELES--(BUSINESS WIRE)--May 5, 2011--California Pizza Kitchen, Inc. (Nasdaq:CPKI) today reported financial results for the first quarter ending April 3, 2011.

Highlights for the first quarter of 2011 were as follows:

  Total revenues decreased 0.5% from prior year to $156.0 million.
  Full-service comparable restaurant sales decreased 2.1%.
  Supplemental gift card revenue of $0.7 million compared to $1.4 million in the prior year.
  Net income of $2.1 million, or $0.09 per diluted share.

Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, stated, “We were pleased that first quarter earnings exceeded our previously estimated range and credit effective cost management at both the restaurant and corporate level for achieving these results. In mid-February, we launched our menu optimization program which reduced hourly labor cost relative to the prior year and shifted our sales mix to higher margin items. We attained these productivity and margin gains without sacrificing the guest experience and look forward to realizing the full impact of this initiative throughout the year.”

Rosenfield and Flax continued, “In 2011, we are focusing on several key areas that will serve as a foundation for building sustainable shareholder value. Menu optimization should not only reduce costs, but also scale our menu selections to a level which improves overall execution. New product introductions will include a balance of craveable CPK items as well as seasonal selections and choices in line with health and wellness trends. Our global presence will continue to expand with the expected opening of 10 international franchised locations and we will continue to optimize our four-wall full-service restaurant portfolio. Achieving measurable success across these objectives will not only enhance our brand equity, but also increase our return on assets, bolster our free cash flow, and further strengthen our balance sheet.”

Average weekly sales for the Company’s 200 full-service restaurants were $57,431 in the first quarter of 2011 compared to $59,082 in the same quarter last year.

During the first quarter of 2011, the Company opened a full-service restaurant in Braintree, MA. International franchise partners opened a full-service restaurant in India, the Company’s second location in the country, and a full-service restaurant in Mexico, the Company’s tenth location in the country.

The Company outlined financial guidance for the second quarter of 2011 based on the following estimates and assumptions:

  Full-service comparable restaurant sales between 0% and positive 1.0%.
  Opening of two international franchised restaurants.
  Earnings in the range of $0.20 to $0.21 per diluted share.

The Company will host a conference call today at approximately 4:30 pm ET. A webcast of the conference call can be accessed at www.cpk.com.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain featuring an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, appetizers, soups, sandwiches and desserts. Of the chain's 267 restaurants, 207 are company-owned and 60 operate under franchise or license agreements. CPK premium pizzas are also available to sports and entertainment fans at three Southern California venues including Dodger Stadium, Angel Stadium of Anaheim and STAPLES Center. Also included in the Company's portfolio of concepts is LA Food Show Grill & Bar, which has locations in Manhattan Beach and Beverly Hills, California. The Company also has a licensing arrangement with Nestlé USA, Inc. to manufacture and distribute a line of California Pizza Kitchen premium frozen products. For more details, visit www.cpk.com.

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “guidance,” “forecast” and similar words.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Selected Unaudited Consolidated Financial and Operating Data
(Dollars in thousands, except for per share and operating data)

	13 Weeks Ended	13 Weeks Ended
	April 3,	April 4,
	2011	2010

Statement of Operations:

Revenues:
Restaurant sales	$153,549	$154,429
Royalties from licensing agreement	1,052	1,044
Domestic franchise revenues	760	672
International franchise revenues	602	549
Total revenues	155,963	156,694

Costs and expenses:
Food, beverage and paper supplies	36,975	36,387
Labor	58,915	58,812
Direct operating and occupancy	35,001	35,083
Cost of sales	130,891	130,282

General and administrative	12,041	12,741
Pre-opening costs	233	302

Operating income before depreciation and amortization, store closure costs and litigation, settlement and other costs (1)	12,798	13,369

Depreciation and amortization	9,022	9,135
Store closure costs	55	466
Litigation, settlement and other costs (2)	929	289
Total costs and expenses	153,171	153,215

Operating income	2,792	3,479

Interest expense, net	(3)	(36)

Income before income tax provision	2,789	3,443
Income tax provision	664	943
Net income	$2,125	$2,500

Net income per common share:
Basic	$0.09	$0.10
Diluted	$0.09	$0.10

Shares used in computing net income per common share (in thousands):

Basic	24,583	24,233
Diluted	24,962	24,418

Operating Data:
Locations open at end of period	266	253
Company-owned full-service restaurants open at
end of period	200	196
Average weekly company-owned full-service
restaurant sales	$57,431	$59,082
18-month comparable company-owned full-service
restaurant sales decrease	-2.1%	-2.7%

(1) This is a non-GAAP measure and is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similar measures presented by other companies. We believe this measure provides additional information to facilitate the comparison of our past and present financial results and provides an additional means for investors to evaluate business performance. However, use of this measure should not be construed as an indication that our future results will be unaffected by excluded items.

(2) For the 13 weeks ended April 3, 2011, other costs represent expenses related to the review of strategic alternatives.

	13 Weeks Ended	13 Weeks Ended
	April 3,	April 4,
	2011	2010

Statement of Operations Percentages (1):

Revenues:
Restaurant sales	98.4%	98.5%
Royalties from licensing agreement	0.7%	0.7%
Domestic franchise revenues	0.5%	0.4%
International franchise revenues	0.4%	0.4%
Total revenues	100.0%	100.0%

Costs and expenses:
Food, beverage and paper supplies	24.1%	23.6%
Labor	38.4%	38.1%
Direct operating and occupancy	22.8%	22.7%
Cost of sales	85.3%	84.4%

General and administrative	7.7%	8.1%
Pre-opening costs	0.1%	0.2%

Operating income before depreciation and amortization, store closure costs and litigation, settlement and other costs	8.2%	8.5%

Depreciation and amortization	5.8%	5.8%
Store closure costs	0.0%	0.3%
Litigation, settlement and other costs	0.6%	0.2%
Total costs and expenses	98.2%	97.8%

Operating income	1.8%	2.2%

Interest expense, net	0.0%	0.0%

Income before income tax provision	1.8%	2.2%
Income tax provision	0.4%	0.6%
Net income	1.4%	1.6%

(1) Percentages are expressed as a percentage of total revenue except for cost of sales which is expressed as a percentage of restaurant sales.

Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	April 3,	January 2,
	2011	2011

Cash and cash equivalents	$17,054	$21,230
Total assets	320,615	330,944
Long term debt	-	-
Stockholders' equity	197,170	194,411

California Pizza Kitchen, Inc.
Units Summary

	Total Units at			Total Units at
First Quarter 2011	January 2, 2011	Opened	Closed	April 3, 2011
Company-owned full-service domestic	200	1	1	200
Company-owned ASAP domestic	5	-	1	4
Company-owned LA Food Show	2	-	-	2
Company-owned full-service international	1	-	-	1
Franchised domestic	20	-	-	20
Franchised international	32	2	1	33
Campus, sports & entertainment venues (seasonal)	6	-	-	6
Total	266	3	3	266

CONTACT:
California Pizza Kitchen
Media: Sarah Grover
Investors: Sue Collyns
310-342-5000